UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 19, 2013
Date of Report (Date of earliest event reported)

Press Ventures, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54628	39-2077493
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Poland, oo-918 Warszawa
ul. Zlota 61 lok. 100
(Address of Principal Executive Offices)

011 (48) 788 886 015
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company” or the “Registrant” refer to Press Ventures, Inc., a Nevada corporation.

Section 1 – Registrant’s Business and Operations

Item 1.01.Entry into Material Definitive Agreement.

Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

Section 2 -    Financial Information

Item 2.01.Completion of Acquisition or Disposition of Assets.

On August 19, 2013 (the “Effective Date”), Press Ventures, Inc. (the “Company”) entered in a Technology License Agreement (“Agreement”) with BioSafety Systems Sp. Z o.o., a limited liability company organized under the laws of Poland (“BioSafety”).  Pursuant to the Agreement, the Company has agreed to sublicense (the “License”) certain intellectual property rights from BioSafety, which includes United States patent number 7,300,624 and certain know-how and materials related thereto (the “Assets”).

The Company did not acquire any plant and equipment, customer lists, suppliers and any other business and operational assets of BioSafety as part of the License, and the Company did not hire any employees of BioSafety. BioSafety will continue as an independent company, operating in Poland after the transaction. The Assets relate to an air purification technology for reducing microbial levels in the interior of a building and other biosafety solutions and related know-how and materials.

The consideration paid for the License included (i) the issuance to BioSafety and its designees of an aggregate of 170,000,000 shares of common stock, representing 53.97% of the outstanding shares of the Company’s common stock immediately after the Effective Date and after giving effect to the cancellation, and (ii) a six percent (6%) monthly royalty on net revenues received from the sale of licensed services and products.  The License is exclusive, worldwide, perpetual, transferable and sublicensable.  BioSafety has agreed to provide any training and instruction the Company may request in using the Licensed Assets and has made certain representations and warranties to the Company regarding the Assets.

The common stock issued to BioSafety had a contract stated value of $230,000, based on several factors, including, the limited trading of the common stock, the restricted characterization of the securities with not less than a one year holding period before Rule 144 would apply, the absence of registration rights, and the determination of the value of the License by BioSafety.  Neither BioSafety nor the Company obtained an independent valuation of the Assets or the License in connection with the transaction.

We acquired the License and did not acquire the business or operations of BioSafety. BioSafety will continue as an independent operational company in Poland.

Immediately after the Effective Date, there were 315,000,000 shares of our common stock issued and outstanding.

 A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The transaction contemplated by the Agreement (the “Transaction”) will be accounted for as a purchase of assets in accordance with Rule 11-01(d) of Regulation S-X and ASC 805-10-55-4. The Assets have a contract stated value of $230,000 and no goodwill is recognized in the purchase. The valuation of the Assets is subject to review and possible adjustment if it is determined that a valuation opinion of the assets is required.

DESCRIPTION OF BUSINESS

Overview

Press Ventures, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on October 5, 2010.  On May 3, 2013, the Company affected a 50 for 1 forward stock split of all of its issued and outstanding shares of common stock and amended its Articles of Incorporation to increase the total number of authorized shares of the Company to 5,000,000,000.

The original purpose of the Company was a mining exploration company engaged in the acquisition and exploration of mineral properties.

We have not generated any revenue from business operations to date, and to date, we have been unable to raise additional funds to implement our mining operations.  As a result, we entered into the Agreement with BioSafety to change our business focus.

Background

Through our Technology License Agreement (“Agreement”) with BioSafety Systems Sp. Z o.o., a limited liability company organized under the laws of Poland (“BioSafety”) we have acquired the rights to an all-natural patented essential oil disinfectant system that combats infection from molds, fungus, and airborne viruses.

We believe there is an immediate demand for a natural solution to virus outbreaks and food bacteria deaths. North America constitutes the largest share of the infection control market, followed by Europe, Asia, and South America. We believe that the rise in number of chronic diseases, pandemic diseases such as H1N1 and aging population has enhanced the growth of this market and cost-containment issues have also led to the growth of the services sterilization market. The lack of government funds, however, has led to a decrease in innovation and enhancement of current technologies used for sterilization and disinfection. We believe the Asian market will display favorable growth in the coming years primarily due to a rise in health awareness, an aging population, an increase in the number of surgical procedures, and a growth in per capita income.

Sterilization and disinfection are essential components of infection-control procedures. There has been an increase in cleaning standards and demand for sterilized medical devices and disinfection in hospitals and clinics, which has triggered the growth of the medical sterilization and disinfection market. With an increase in aging population across the globe and a demand for healthcare services, we believe recent changes in the healthcare reimbursement policies are pushing the providers of sterilization and disinfection to improve their operations by providing high-quality service at lower costs. We believe these factors will increase the growth of this market.

The Opportunity

In a survey of 100 U.S. office buildings, 23 percent of office workers experienced frequent symptoms of Sick Building Syndrome (SBS) such as respiratory ailments, allergies and asthma. The impact of these symptoms results in sick days, lower productivity and medical costs, and the economic impact is large, with an estimated decrease in productivity around 2 percent nationwide, resulting in an annual cost to the United States of approximately $60 billion.

William Fisk from Lawrence Berkeley National Laboratory in California established a baseline for quantifying benefits from improved indoor air quality (IAQ) and demonstrated the economic impacts of increased productivity.  Findings are showing that improvement in IAQ can: reduce SBS symptoms by 20 to 50 percent, with estimated savings of $10 to $100 billion; reduce asthma by 8 to 25 percent, with estimated savings of $1 to $4 billion; reduce other respiratory illnesses by 23 to 76 percent, with estimated savings of $6 to $14 billion; improve office worker productivity by 0.5 to 5 percent, with estimated savings of $20 to $200 billion

We believe consumers want to live and work in environments that are healthy and do not want to have to take drugs to control the symptoms that poor indoor air creates.

IAQ is a critical component of providing a healthy and comfortable learning environment.  IAQ affects the health, productivity, performance, and comfort of students, teachers, and staff. Good IAQ helps schools meet their core mission of educating children.

Many commercial office towers have an IAQ company that monitor CO2 levels to ensure that the correct amount of make-up air, (fresh air) is being add to the building envelope

IAQ regulators and investigators are proficient with the IAQ components that they can measure in real time. It is only recently that this is possible to take real time measurements of biological material like mold and bacteria.

IAQ investigations can be complex and anomalous requiring several IAQ investigators with different and advanced abilities. Most investigations by IAQ service providers do not go further than taking readings with basic instrumentation. This might include handheld devices for measuring particulate, carbon monoxide, temperature, pressure and moisture. Very few will have the skills to use blower doors, thermography equipment or the skills and expertise to sample for microbes. Beyond the application of these basic tools are instruments and samplers used by field and laboratory personnel who usually specialize in industrial hygiene or microbiology.

Plan of Operations

Our business will be headquartered in Poland.  Over time, subject to the availability of sufficient financing, we plan to use our base of operations in Poland to enable us to expand operations in to other parts of Europe.

The first step in the introduction of our product to the European markets is to complete appropriate research on the effectiveness of our method for cleaning the air. These studies will be carried out jointly by the Company and the Polish Institute of Scientific, which has authority to issue certifications recognized in the European Union.

While we are in the process of completing our testing and certification, we will initiate product marketing, distribution and development efforts including but not limited to:
•	Distributing information in the specialized press in the form of sponsored articles;
•	Direct contact with livestock farmers associations in the form of transfer of promotional materials of the lectures that promote our method;
•	Participation in industry conferences;
•	Establishing contacts with research institutions to advocate and promote our technology;
•	Cooperation with medical academies and medical facilities (clinics, hospitals, etc.);
•	Cooperation with the manufacturers of air conditioning systems in order to install our equipment in the proposed system; and
•	Establishing a pilot project in selected poultry farmers, conducting ongoing research on the effectiveness of the system.

In parallel with the above activities, action will be taken to obtain Poland and European Union patents.

At such time as we begin sales efforts, we plan to establish relationships with companies specializing in the installation and maintenance of air conditioning and ventilation which would be responsible for the installation and monitoring of the proper operation of our systems.  These installers would also be responsible for acquiring new customers.  Our strategic concept of operations assumes the Company will provide technology and know-how which will be distributed through a network of distributors and installers. We feel this approach is most beneficial to us because of the regionality of our markets as well the industry specific expertise required.

If we are able to expand our operations beyond Poland, a great deal of attention will be paid to the Eastern European market.  We view Russia as a potential supplier of cedar oil.  We also hope to establish operations in China (Shanghai and Beijing), subject to receipt of the requisite certifications.

Products

We are committed to providing an effective and low-cost solution to the most elusive component of the IAQ problem.  Bioaerosols are the least understood piece of the IAQ equation.

We own a license to a patent which governs the diffusion of vapors for the killing of bacteria, mold and viruses in buildings.  The patented cedar leaf oil diffusion (“CLO-D”) technology has shown to be capable of killing dangerous substances such as Anthrax and the H1N1 virus in buildings while they are still occupied.   The CLO-D technology has been field and laboratory tested and we are confident that it can provide a marked improvement in air quality and eliminate many of the more dangerous air borne bacteria, viruses and pollutants.

CLO-D is a technology that converts the leaf oil of the western red cedar tree into a vapor, which is introduced into the building through an air diffusion system.  The U.S. patent No. US 7,300,624 B2, to which we have an exclusive license, covers the diffuser as well as any essential oil for the purpose of controlling microorganisms in buildings.  Initially we plan to purchase the supply of oil from various providers and eventually establish our own still and purchase the cedar leaf from which we will be able to create our own oil.  This, we believe, will increase our profit margins.

There are three products we intend to initially market based on this patent:  the diffuser, the oil and the inspection service. We plan to develop other services depending on the acceptance of our products and services in particular markets.  We believe that, with time, we will be positioned to provide a full service air quality package as well as a complete line of natural industrial cleaning products. Cleaning products in particular may be harder to introduce into the market as there is a lack of understanding in how cleaning products, and in fact all products introduced into an environment, affect the overall air quality.

We believe that CLO-D is the only vapour disinfectant technology that can be used in occupied spaces. It can penetrate ducts, walls and all hidden spaces where mold and bacteria reservoirs are hiding undetectable to human investigators.  We believe this is an advantage given the current focus on green building.

The U.S. Green Building Council’s Leadership in Energy & Environmental Design (LEED) program is encouraging building designers and owners to become more energy efficient, which includes reducing air leakage and pressurizing buildings to control their air movement.  However, the more pressurized a building is, the more water vapor it will retain, which can lead to problems with mold and bacteria.  The LEED design guide contains many references to condensation, thermal bridging and other water condensation control related issues.

Strategy

Our initial strategy is to target poultry farms, meat processors, commercial buildings and other high-risk buildings of possible deadly bacteria and viruses.  We will initially focus on the European market because of our management’s familiarity with the region.

CLO-D has the potential to be fully integrated with a building’s automation system. It is foreseeable that future technological advances in monitoring systems will allow CLO-D units to detect when there is threat to air quality and initiate a diffusion cycle in response.

We will also target hospital infection control practitioners to allow us to install our units in key areas like intensive care units and operating rooms.  Hospitals are required to report and record statistics to regulatory authorities relating to the number and type of infections, and we believe the CLO-D system could produce a measurable decrease in the number of reported infections.

Revenues and Customers

We have not yet generated any revenue from our proposed products. We plan to generate revenue through the sale of our CLO-D system to end users through a distribution network comprised of local air condition installers.  We will rely on this network of local installers to help us identify and market to potential customers.  We believe that potential customers include any industry where microbials are present and chemical-based solutions are undesirable or potentially harmful.  This includes hospitals, airports, retirement homes and food production or storage locations.

Intellectual Property

Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we will rely on a combination of patents, patent applications, trademarks, copyrights, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights.

We currently hold a license to U.S. patent No. US 7,300,624 B2 relating to the mechanics and oil used in bio-aerosol diffusion systems.

Manufacturing

We will acquire the cedar leaf oil required for our system directly from producers as product orders are received.  In order to increase profit margins, we eventually plan on constructing our own stills, which would be able to generate oil from the cedar leaf.  This will be dependent upon our ability to obtain the requisite financing.

Until such time that our still and picking program is online we plan to purchase the oil from the Tree Of Life, a First Nations business that has been producing red cedar oil for the last 15 years. Multiple suppliers have been identified and pricing terms have been negotiated which will ensure a continuous supply.

We plan on Levitt-Safety Limited supplying all of the IAQ inspection instruments we will require to illustrate the efficacy of our products.

Distribution and Marketing

We plan to distribute our product through a network of air conditioning installation companies by establishing relationships with these companies to provide for the installation and monitoring of the proper operation of our systems, as well as working with these companies as potential sales partners. These local air conditioning companies have the relationships and knowledge in the local markets that is required to effectively market and distribute our product.  Additionally, they have the knowledge and experience in ventilation systems necessary to install and maintain our product.  Therefore these relationships with individual air conditioning installation companies will be critical to our ability to carry out our business plan.  It would be difficult for us to distribute and market the product directly to the purchasers because of the industry specific expertise needed to sell ventilation systems into various markets, as well as the geographically diverse location of potential customers.

Industry

The air purification industry has been gaining momentum as a result of rising concerns over indoor air quality and increasing health consciousness among consumers.  Products within this industry that until recently had been viewed as a luxury are now found in an increasing number of homes and commercial workspaces.

In order to deal with the increasingly complex issue of indoor air quality, commercial enterprises must often purchase and use multiple solutions in their effort to provide a safe indoor environment.  Within the air purification industry, there are three primary product segments.  At the lower end of the industry are replaceable air fresheners, such as those found in restrooms, and similar devices that are intended to mask odors.  While masking odors, these products are not capable of attacking the source of the odor.  The products also require frequent and costly replacement.  The predominant middle market air cleansing product forms are HEPA type air cleaners and filtration devices built into HVAC systems.  Filtration products have some effectiveness against airborne particulates, but they do little to combat odors or pollutants like smoke, bacteria and viruses.  Many of these filtering systems are out-of-date.  They all require regular filter replacement and maintenance, which ultimately impacts their level of effectiveness.  Changing the filter often requires wearing protective clothing and a breathing device.  Brands within the industry such as Honeywell, Duracraft, and Enviracaire all compete in this middle market with HEPA-based products.  At the high end of the spectrum are custom-designed air purification devices, which include large freestanding germicidal UV or ozone generating machines.

These machines, which represent a very small portion of the market, are expensive (from $1,000 to $10,000 per unit).  Since design and technology of custom units exposes the environment to the UV radiation or ozone, to be effective either (1) they require evacuation of a room or house to run safely at high concentrations of ozone or risk of eye damage to the UV lamp or (2) their performance against airborne contaminants is relatively poor.

Markets

Our initial market focus is Poland, due to our Company’s knowledge of that country and presence there.  We plan to eventually expand our operations beyond the Poland market, with an initial emphasis on the Eastern European market and Russia in particular, due to the fact that it could be a potential supplier of cedar oil, which could minimize costs of operating there.  The European market will be serviced through the Company’s executive offices in Warsaw, Poland.

China also represents a significant opportunity for us.  As our funds dictate, we hope to establish a presence in Shanghai and we have begun initial research into that possibility.  The recent outbreak of H79N in the human population coupled with the discovery of tens of thousands of diseased swine floating in the municipal river system, emphasizes the need and demand for a proven Viral Security Solution (VSS) in China. A decade ago, China also faced accusations it covered up the outbreak of Severe Acute Respiratory Syndrome (SARS), which killed about 800 people globally.

In terms of industries, markets that have been identified for use within our patent parameters include hospitals (approximately 27,000 worldwide), airports (1,318 airports in 137 countries), retirement homes, food production or storage locations, and any other segments where microbials are present and chemical-based solutions are undesirable or potentially harmful.

Competition

There are a multitude of companies providing IAQ inspections and services, which comply with ASHRAE, American Society of Heating, and Refrigerating and Air-Conditioning Engineers standards.  However, we do not believe any of these companies are able to provide a CLO-D product along with a system like our patented diffusing system.  There are other companies, which are able to provide solutions for the elimination of air borne viruses and bacteria, but we do not believe any of them can be used in occupied buildings.

This limits the effectiveness because if you have to wait until a complaint or in the case of a hospital a group of infected persons with a regulatory agency it is too late. Having technology that is able to operate in occupied buildings is the best to prevent wide spread contamination and pandemics.

We hope to educate and work with these companies in an effort to improve the services they provide to their clients. Most operators of IAQ service providers do not sample for bioaerosols because they have no effective solution when test are positive.

Government Regulation

The company is in the process of submitting applications to the U.S. Environmental Protection Agency (EPA) and European Center for Disease Control and Prevention for approvals.

There are a number of regulations, which relate to air quality and building standards, however, as our cedar oil is completely natural, we do not believe that these regulations will have an effect on our operations.

We will rely on legal and operational compliance programs, as well as local counsel, to guide our businesses in complying with applicable laws and regulations of the jurisdictions in which we do business.

We do not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

Employees

The Company currently has 1 full-time employee and a North American Business Unit Manager and fully intends to establish Business Unit Managers and or Agents in all of its key Markets as define in its business plan.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Because we are a development stage company, we face many obstacles as a start-up venture, and therefore we may never be able to execute our business plan.

We were incorporated on October 5, 2010. To date, we have had no substantive operations of any kind.  We have only acquired a license to certain defined assets from BioSafety, and therefore we must develop a full business plan around those assets and implement the plan. There can be no assurance that we will have the personnel and financing to be able to design, develop, manufacture and sell the assets acquired.

Because our business plan may be unsuccessful, we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses or finding adequate financing to support our operations. Our business plan may not be successful in addressing these issues. If we are unable to continue as planned, we may have to curtail some or all of our business plan and operations. In such case, investors will lose all or a portion of their investment.

Because we have no operating history there is no assurance that our future operations will result in profitable operations.

Because we are a start-up, development stage company, there is no operating history upon which to base any assumption as to the likelihood that we will prove successful, and we cannot provide investors with assurances that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and investors will lose their investment.

The lack of an operating history makes it difficult to validate our business plan and to raise capital for our future development.

Investors in the current market favor companies which are further along in their development. Although we have several patents applications filed, we are still considered a speculative business with an unproven business opportunity and an unproven ability to finance and bring to market our proposed products. It is difficult to express with any certainty our prospects and revenue opportunities. Therefore, it will be difficult to raise substantial amounts of capital as a development stage, start-up company. Without substantial funding, we will not be able to pursue our business plan. If that is the case, investors may lose their entire investment.

Because we expect to incur losses over the near term, our stockholders may lose their entire investment in us.

We expect to incur losses over the near to mid-term, and certainly during the next 12 months, if not longer, because we do not yet have any revenues to offset the expenses associated with the design, development, manufacture and sale of the assets licensed from BioSafety. We cannot give any assurance that the Company will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business plans may not be successful in addressing these issues.

The Company will need substantial capital to implement its business plan.

The Company's capital requirements will be significant. The Company is not currently generating any cash flow to fund its operations. There can be no assurance that the Company will be able to generate cash flows in the future which will be sufficient to fund its operations. The Company plans to seek additional debt and/or equity capital in the very near future to fund its operations. There is no assurance that it will be able to obtain this financing, in the amounts required or on terms acceptable to the Company. If additional financing is obtained it may involve the sale of additional equity securities with the consequence of dilution to the current investors. If financing is not obtained, then the Company may have to curtail or reduce its activities. The Company has no current arrangements with respect to additional financing. There can be no assurance that any sources of additional financing will be available to the Company on acceptable terms, or at all.

Our management and internal systems might be inadequate to handle our potential growth.

Successful implementation of our business strategy will require us to develop our operations and effectively manage growth. Growth will place a significant strain on our management, financial, product design, marketing, distribution and other resources, which would cause us to face operational difficulties. To manage future growth, our management must build operational and financial systems and expand, train, retain and manage our employee base. Our management may not be able to manage our growth effectively in which case, our expansion would be halted or delayed and we may lose our opportunity to gain significant market share or the timing advantage with which we would otherwise gain significant market share. Any inability to manage growth effectively may harm our ability to implement and execute our current or any subsequent business plans.

The degree of public acceptance or perceived public acceptance of our products will affect our sales and results of operations by affecting regulatory requirements and customer purchase decisions.

Although all of our products go through rigorous testing, consumer groups, competitors or other opponents of our technology could raise public concern about the potential for adverse health effects of our products.  The introduction of anti-microbial elements into a building through an air purification system is a novel concept and because of this, there is the possibility that consumers may fear potential unknown consequences of the use of our product.  These fears, whether or not justified, may be capitalized upon by our competitors or may lead to increased regulatory oversight or litigation. A reluctance by consumers to accept our product or costly regulation or litigation could have a severe adverse affect on our business.

Efforts to protect our intellectual property rights and to defend claims against us can increase our costs and will not always succeed; any failures could adversely affect sales and profitability or restrict our ability to do business.

Intellectual property rights will be crucial to our business. We endeavor to obtain and protect our intellectual property rights in jurisdictions in which our products are produced or used and in jurisdictions into which our products are imported. Different nations may provide limited rights and inconsistent duration of protection for our products. We may be unable to obtain protection for our intellectual property in key jurisdictions. Even if protection is obtained, competitors, or others in the chain of commerce may raise legal challenges to our rights or illegally infringe on our rights, including through means that may be difficult to prevent or detect. In addition, because of the rapid pace of technological change, and the confidentiality of patent applications in some jurisdictions, competitors may be issued patents from applications that were unknown to us prior to issuance. These patents could reduce the value of our commercial or pipeline products or, to the extent they cover key technologies on which we have unknowingly relied, require that we seek to obtain licenses or cease using the technology, no matter how valuable to our business. We cannot assure we would be able to obtain such a license on acceptable terms. The extent to which we succeed or fail in our efforts to protect our intellectual property will affect our costs, sales and other results of operations.

Our business is dependent upon technology which we sublicense and any cloud on the title or revocation or invalidation of our sublicense or the underlying license would severely inhibit our ability to carry out our business plan.

Our business is substantially dependent upon maintaining our sublicense from BioSafety, as well as BioSafety’s maintenance of its original license to the technology.  We will be unable to control whether or not BioSafety complies with the terms and otherwise maintains its license.  The terms of our sublicense contains certain obligations which we must comply with, the breach of which could result in an attempted termination of our sublicense.  Because of our limited resources we may be in a position where we lack the personnel or financial capability to comply with the terms of our sublicense.  Additionally, because we were not involved in the development of the technology underlying our sublicense, we can not guarantee that the licensing parties had the proper power and authority to sublicense the technology to us.  Any restriction on our ability to use the technology would make it extremely difficult to carry out our business plan.

We currently have no manufacturing capabilities for our products and may depend on third party manufacturers.

We currently have no experience in, and do not own facilities for, nor do we have immediate plans to develop our own facilities for the manufacturing of our products.  We may elect to contract with one or more third party manufacturers.  In such event we would be dependent on these third party manufacturers to supply our products and we may have little control over the quality assurance, supply, timing and costs associated with their development.  Additionally, we would not have control over third party labor practices and the violation of labor or other laws by a manufacturer utilized by the Company, or the divergence of an independent manufacturer’s labor practices from those generally accepted as ethical or legal in the United States, could damage the Company’s reputation or disrupt the shipment of finished products.  It is possible that we may not be able to identify sufficient manufacturers able to meet our needs on commercially reasonable terms and in a timely manner, or at all.  If we are unable, for whatever reason, to secure sufficient manufacture of our products, we may not be able to manufacture our products in a timely manner, if at all.

Manufacture of our products will be dependent on the availability, viability and reliability of the necessary materials.

Our business will depend on the availability of the materials necessary to manufacture any products we develop.  Most notably, anti-microbial essential oil is a necessary component of our air purification system and may only be available from a limited number of sources.  Our business could be adversely affected by various factors relating to material availability, including:

•
Shortages of materials.  As has happened from time to time, it is possible that manufacturers will experience shortages of certain essential components and materials necessary to manufacture our products.  We have no control over such shortages or any economic or political conditions that may cause them.  If such shortages were to occur, we may be unable to manufacture a sufficient amount of product, and our business would suffer.

•
Natural disasters.  Any third party manufacturer may be located in an area of the world that is highly susceptible to floods, earthquakes or other natural disasters.  Such risks, and any steps taken to mitigate them, are largely out of our control.  If the manufacturing facilities for one of our manufacturers were to be affected by a significant natural disaster, it could significantly delay the production of our products, and our business would suffer accordingly.

If we are unable to establish sales and marketing capabilities we may not be able to generate sales and product revenue.

We do not currently have an organization for the sales, marketing and distribution of any products we develop.  If we choose to sell our products directly, the establishment of such organization will be critical to our success.  Alternatively, we may choose to enter into agreements or other arrangements with distributors to market our products.  In either case, we expect to face competition in this effort to establish strategic relationships from other companies vying for the same type of relationships.  If we are unable to establish an efficient sales and marketing platform, we may not be able to penetrate the market on a scale required to become viable or profitable.
We may directly or through third parties, manufacture and sell consumer products that may expose us to litigation based on consumer claims and product liability.

Our products will be manufactured for use by the general public.  As a result, we could become a party to litigation initiated by consumers based on claims of injury, product liability or otherwise.  Although we intend to obtain product liability insurance coverage, no assurance can be given that our insurance coverage will be sufficient to cover any and all claims that might be made against us.  To the extent that our product liability insurance coverage is not adequate to cover claims made against us, our business, financial condition and results of operations could be seriously harmed.

If we do not maintain sufficient inventory levels or if we are unable to deliver our products to our customers in sufficient quantities, or if our retailers’ inventory levels are too high, our operating results will be adversely affected.

If we do not accurately anticipate the future demand for our products or the time it will take to obtain new inventory, our inventory levels may not be appropriate and our results of operations may be negatively impacted.  If we fail to meet our shipping schedules, it could damage our relationships with distributors and/or retailers, our shipping costs may increase and/or sales opportunities may be delayed or lost.  In order to be able to deliver our products in a timely manner, we will need to maintain adequate inventory levels.  If the inventory of our products held by distributors and/or retailers is too high, they will not place orders for additional products, which would unfavorably impact our future sales and adversely affect operating results.

Our products may be subject to government regulation which may increase our costs or limit our products.

Air purification systems are generally not subject to government regulation.  However, because of the unique nature of our product, and our method of reducing microbial levels, it is possible that our products may become subject to government regulation.  There can be no assurance that, in the future, we will be able to obtain required licenses or that the relevant government authorities will not require us to comply with more stringent licensing requirements. Failure or delay in obtaining required licenses would have a material adverse effect on the Company. Amendments to existing statutes and regulations, adoption of new statutes and regulations and the Company's product offerings in jurisdictions in addition to the United States, could require us to alter methods of operations at costs that could be substantial, which could have an adverse effect on the Company. There can be no assurance that the Company will be able, for financial or other reasons, to comply with applicable laws, regulations and licensing requirements.

The Company is dependent on its current employees.

The success of the Company will be largely dependent on the personal efforts of Mr. Denkiewicz.   The loss of the services of this person would have a material adverse effect on our business and prospects. The success of the Company is also dependent upon our ability to hire and retain highly skilled financial, technical, marketing and other personnel to implement the various aspects of the business plan. There can be no assurance that we will be able to hire or retain such necessary personnel.

The Company does not have any key man insurance and has no current intention to obtain such form of insurance.

BioSafety and its desginees have functional control of the Company.
In connection with the transactions contemplated by the Agreement, BioSafety and its designees are obtaining a 54% ownership interest in the Company and will be able to influence, if not control, the Company, elect all of the Company's directors, increase the authorized capital, dissolve, merge, sell the assets of the Company and generally direct the affairs of the Company.

Risks Related to Doing Business in Poland

Poland has a developing regulatory regime, regulatory policies, and interpretations.

There are risks associated with conducting business in emerging markets such as Poland.

Poland has undergone significant political and economic change since 1989. These changes have thus far been largely beneficial for Polish businesses, but future political, economic, social and other developments could adversely affect our business. In particular, future changes in laws or regulations affecting Polish economic growth (or in the interpretation of existing laws or regulations), whether caused by changes in the government of Poland or otherwise, could have a material adverse effect on our business. For example, while there is no limitation for most foreign exchange transactions conducted by businesses in Poland, we cannot assure you that foreign exchange control restrictions, taxes or limitations will not be imposed or increased in the future with regard to repatriation of earnings and investments from Poland.  Emerging markets are often characterized by frequent changes to their governing law.  For example, many of Poland’s laws, policies, and procedures were changed to conform to the requirements that had to be met before Poland was admitted as a full member of the European Union.  We can not be sure of what changes to Polish law may occur.

Poland has been one of the fastest growing economies in Europe in recent years. There is no guarantee, however, that this growth will continue. Any significant slowdown in Poland's economic growth could adversely affect our business.

Poland is generally considered by international investors to be an emerging market. In general, investing in the securities of companies such as ours with substantial operations in markets such as Poland involves a higher degree of risk than investing in the securities of companies having substantial operations in the United States or other developed markets.

The Polish tax system is also characterized by frequent changes in tax regulations, as a result of which many tax regulations are either not the subject of firmly established interpretations or are subject to frequently changing interpretation. The volatility of the Polish tax system makes tax planning difficult and results in an increased risk of tax non-compliance for Polish companies. Furthermore, changing interpretations of tax regulations by the tax authorities, extended time periods relating to overdue liabilities and the possible imposition of high penalties and other sanctions result in the tax risk for a Polish company being significantly higher than in countries with more stable tax systems.

We may be subject to certain risks of loss arising from our need to conduct transactions in foreign currency.

The amounts in our agreements relating to our activities in Poland may sometimes be expressed and payable in U.S. dollars and sometimes in Polish zlotys. In the future, our financial results and cash flows in Poland may be affected by fluctuations in exchange rates between the Polish zloty and the U.S. dollar.  Currencies used by us may not be convertible at satisfactory rates. In addition, the official conversion rates between United States and Polish currencies may not accurately reflect the relative value of goods and services available or required in Poland.

Further, inflation may lead to the devaluation of the Polish zloty.

Risks Relating to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The majority of the individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K is filed with the Commission reflecting our status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of our Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.

ii)We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls.  As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

iii)We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting.  Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

iv)We did not have an audit committee or an independent audit committee financial expert.  While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Bylaws contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently traded under the symbol “PVEN,” but currently with low or no volume, based on quotations on the “Over-the-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we became more viable.  Additionally, many brokerage firms may not be willing to effect transactions in the securities.  As a consequence, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock,” such as our common stock, has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 5,000,000,000 shares of common stock with a par value of $0.001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse acquisitions to list on an exchange may limit our ability to become listed on an exchange. We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financial statements. We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list. We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information. Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future. To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

DESCRIPTION OF PROPERTY

The principal executive offices for the Registrant are located at: Poland, oo-918 Warszawa, ul. Zlota 61 lok. 100.  The monthly rent for this property and related expenses is $30 per month.  The Registrant’s main telephone number is: 011 (48) 788 886 015.  The Registrant’s website is located at: www.pressventuresinc.com.

PLAN OF OPERATIONS

Plan of Operation

We plan to establish ourselves as a company that will design, manufacture, market and sell an air purification system based upon a method of reducing microbial levels in the interior of a building.

Our initial marketing efforts will be based on our President’s presentations to potential customers.  As we are able to raise capital for our business, we will hire staff responsible for marketing, sales and installation of our products.

Until we begin to generate revenues, we will rely entirely on equity capital and other forms of funding. We have no arrangements for any such funding at this time. We anticipate that until the commencement of sales, we will need approximately $975,000 in capital. We expect that we will begin to seek a substantial portion of that funding amount in the fourth quarter of fiscal 2013 into the first quarter of fiscal 2014. We anticipate that ultimately there will have to be several rounds of funding to reach a position of cash flow which can support our basic operations. We will probably then need additional developmental capital for additional product development and market expansion efforts. At this time, we have no arrangements for any additional capital.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operations over the next twelve months. We plan to pay for such expenses as described below under “Liquidity and Capital Resources.”

Estimated Expenses
Description

Asset Acquisitions	$200,000
Marketing	$400,000
Salaries and Consulting	$125,000
Legal and Accounting	$100,000
Acquisition of Product and Inventory	$150,000
Total	$975,000

Comparison of three month periods ended April 30, 2013 and April 30, 2012

We generated no revenues for the three months ended April 30, 2013 or April 30, 2012.  We incurred operating expenses in the amount of $4,525 for the three months ended April 30, 2013, which comprises of general and administrative expenses. For the three months ended April 30, 2012, we incurred a total operating expense in the amount of $11,295, which was comprised of general and administrative expenses. The decrease was attributed to a decrease in general and administrative expenses (mainly for professional fees).

Comparison of six month periods ended April 30, 2013 and April 30, 2012

We generated no revenues for the six months ended April 30, 2013 or April 30, 2012.  For the six month periods ended April 30, 2013 and April 30, 2012, respectively, we incurred a loss of $7,025 and $17,659, respectively. The decrease was attributed to a decrease in general and administrative expenses (mainly for professional fees).

Comparison of the years ended October 31, 2012 and October 31, 2011

We generated no revenues for the years ended October 31, 2012 or October 31, 2011.  We incurred operating expenses in the amount of $26,907 for the year ended October 31, 2012, which comprises of general and administrative expenses.  For the year ended October 31, 2011, we incurred a total operating expense in the amount of $35,582, which was comprised of general and administrative expenses of $28,678 and mineral exploration expenditures of $6,904.  The decrease was attributed to a decrease in our mineral exploration expenditures.

Liquidity and Capital Resources

As at April 30, 2013, we had a cash balance of $0 and therefore we do not have sufficient cash resources for the next 12 months of operations.

For the six month period ended April 30, 2013, we used net cash of $3,150 in operations. Net cash used in operating activities decreased from $28,340 in the six month period ended April 30, 2012.  The decrease is largely a result of a reduction in our net loss from $17,659 for the six months ended April 30, 2012 to $7,025 for the six months ended April 30, 2013, and a change in cash flows from accounts payables and accrued liabilities from ($10,681) in the six month period ended April 30, 2012 to $3,875 for the six month period ended April 30, 2013.  We received net cash of $3,150 from financing activities, specifically proceeds from related party advances payables during the six month period ended April 30, 2013, compared to $38,000 from financing activities in the six month period ended April 30, 2012, which included $10,000 from proceeds from related party advances payables and $28,000 from proceeds from issuances of common stock.

During the period from inception on October 5, 2010 through April 30, 2013, we used net cash of $67,890 in operating activities, including a net loss of $76,765, net cash of $5,000 in investing activities, and we received net cash of $72,890 from financing activities, consisting of $22,890 from proceeds from related party advances payables and $50,000 from proceeds from issuances of common stock.

We do not anticipate generating any revenue for the foreseeable future, and we will need substantially more capital to meet the requirements of our business plan to develop, manufacture and market our air purification system. We will require additional funds to implement our business plan, continue our operations and pay expenses associated with us being a public reporting company. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing. The issuance of additional equity or equity based securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

As of May 31, 2013, we did not have any long-term debt or purchase obligations.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder's equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”) requires management of our Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. GAAP.  We believe certain significant accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.  A description of our significant accounting policies is set forth in our Annual Report on Form 10-K for the year ended October 31, 2012.  As of, and for the three months ended April 30, 2013, there have been no material changes or updates to our critical accounting policies.

Recent Accounting Pronouncements

For the three month period ended April 30, 2013, there were no accounting standards or interpretations issued that are expected to have a material impact on our financial position, operations or cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Technology License Transaction

The following table sets forth certain information as of August 19, 2013 prior to the closing of the Transaction by the Agreement with respect to the beneficial ownership of our common stock (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  Immediately prior to the Transaction, there were 415,000,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned
Directors and Executive Officers
Edward Denkiewicz Poland, oo-918 Warszawa ul. Zlota 61 lok. 100	-	-
Wilson A. Garduque 542 Syndicate Ave South Thunder Bay, Canada, P7E 1E7	-	-
All Officers and Directors as a Group	-	-
5% Shareholders
Lynda Cambly 3090 Gordonvale St Thunder Bay, Canada P7C 1B8	275,000,000	66.27%
____________________

(1)Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Security Ownership After Technology License Transaction

The following table sets forth certain information as of August 19, 2013 immediately after the closing of the Transaction with respect to the beneficial ownership of our common stock (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  Immediately after the technology license transaction contemplated by the Agreement, there were 315,000,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned
Directors and Executive Officers
Edward Denkiewicz Poland, oo-918 Warszawa ul. Zlota 61 lok. 100	170,000,000 (2)	53.97%
Wilson A. Garduque 542 Syndicate Ave South Thunder Bay, Canada, P7E 1E7	-	-
All Officers and Directors as a Group	170,000,000 (2)	53.97%
5% Shareholders
BioSafety Systems Sp. z o.o. Poland, oo-918 Warszawa ul. Zlota 61 lok. 100	170,000,000	53.97%
____________________

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)
Includes 170,000,000 shares held by BioSafety Systems Sp. z o. o. (“BioSafety”).  Edward Denkiewicz is the sole member, officer, and director of BioSafety.  As a result of the foregoing, Denkiewicz may be deemed beneficially to own the securities owned by BioSafety.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

Name	Age	Position
Edward Denkiewicz	58	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Wilson A. Garduque	42	Director

Biographies

Wilson A. Garduque

From May 2004 to the present, Mr. Garduque has been a Business Manager with Fems International in the Philippines.  Prior to joining Fems International, Mr. Garduque was a Project Manager with Aboitiz Trading Ltd from May 1994 to December 2003.  Mr. Garduque received a Bachelor’s Degree in Business Administration from the Polytechnic University of the Philippines in 1992.

Edward Denkiewicz

From 2012 to present Mr. Denkiewicz has served as President and co-owner of Jumps Poland Sp. z o, a biodiesel production technology company.  From 2010 to 2011, Mr. Denkiewicz was a managing director with Mace Group in Poland.  Prior to joining Mace Group, Mr. Denkiewicz was a Managing Director in charge of building a highway in Poland for Autostrada Wschondia from 2008  to 2011.  Mr. Denkiewicz also served as CEO and managing director of Texel Sp. z o. o. from 2008 to 2009, which implemented a pay toll system on Polish highways.  During 2007 and 2008 he was in charge of building and operating Russian operations for Bioton Group.  Prior to that, from 1992 to 2000 he was in charge of business development in China and other Asian markets for Novomatic Group, an integrated gaming company.  Mr. Denkiewicz has also served as a diplomat, as a Consul General at the Embassy of Poland in Moscow and as a temporary ambassador of Poland in Mongolia from 2003 to 2007, as a Commercial Attache in Shanghai, China from 1987 to 1991 and the Ministry of International Trade of Poland from 1980 to 1987.  Mr. Denkiewicz graduated from Warsaw Politechnical University with a degree in mechanical technologies engineering in 1979 and also received a degree from the Moscow Technology Institute.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended October 31, 2012.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Caroline Johnston, our former President, Secretary, Treasurer and Director was required to file a Form 4 within two business days of any change in ownership.  Ms. Johnston disposed of 5,500,000 shares of our common stock on June 18, 2012.  Ms. Johnston filed a Form 4 late on August 13, 2012.

Lynda Cambly, our former President, Treasurer and Director was required to file a Form 3 within 10 days of being appointed as an officer and director.  Ms. Cambly was appointed an officer and director on June 18, 2012 and acquired 5,500,000 shares of our common stock on that date.  Ms. Cambly filed a Form 3 late on August 13, 2012 and failed to file a Form 4.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, except as set forth above, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders.  If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Press Ventures, Inc., Poland, oo-918 Warszawa, ul. Zlota 61 lok. 100.

Board Leadership Structure and Role on Risk Oversight

Edward Denkiewicz currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation

We have entered into a Consulting Agreement with Edward Denkiewicz, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, dated August 13, 2013, whereby we agreed to pay Mr. Denkiewicz a $5,000 signing bonus and a monthly fee of $2,000.

As of the fiscal year ended October 31, 2012, none of our executive officers had received any compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company.  We currently have no employment agreements nor any compensatory plans or arrangements with any of our executive officers that may result from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our directors or executive officers.

Review, Approval or Ratification of Transactions with Related Persons

As we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

On August 19, 2013, we entered in the Agreement with BioSafety for the License of the Assets.  Edward Denkiewicz, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director is the sole officer, director and owner of BioSafety.

The consideration paid for the License included (i) the cancellation of 270,000,000 outstanding shares of the Company, (ii) the issuance to BioSafety and its designees of an aggregate of 170,000,000 shares of common stock, representing 53.97% of the outstanding shares of the Company’s common stock immediately after the Effective Date and after giving effect to the cancellation, and (iii) a six percent (6%) royalty on net revenues received from the sale of licensed services and products.

On August 19, 2013, in connection with the transactions contemplated by the License, Lynda Cambly, our former President, Treasurer and Director, surrendered an aggregate of 270,000,000 shares of our Common Stock for cancellation and return to treasury.

We have entered into a Consulting Agreement with Edward Denkiewicz, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, dated August 13, 2013, whereby we agreed to pay Mr. Denkiewicz a $5,000 signing bonus and a monthly fee of $2,000.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the year ended October 31, 2012, we did not have any independent directors on our board.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

As of the date of this report, we are not a party to any material lawsuits or legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is currently listed for trading on OTCQB under the Symbol: “PVEN.” There is currently no market for our common stock, and no shares of our common stock have traded on the OTCQB to date.

Holders

Prior to the Transaction, there was 1 shareholder of record of our common stock, not including shares held in street name, based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is Island Stock Transfer15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760 and its phone number is: 727-289-0010.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Transaction.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 5,000,000,000 shares of common stock at a par value of $0.001 per share, of which 415,000,000 shares were issued and outstanding as of August 19, 2013, immediately prior to the Transaction.  Immediately after the Transaction, as of August 19, 2013, following the surrender of 270,000,000 shares of our common stock by a stockholder of the Company, 315,000,000 shares were issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibit 99, which is incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)is not liable pursuant to Nevada Revised Statute 78.138, or

(b)acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)is not liable pursuant to Nevada Revised Statute 78.138; or

(b)acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)the creation of a trust fund;

(b)the establishment of a program of self-insurance;

(c)the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)by the shareholders;

(b)by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following provisions in its Bylaws for its directors and officers:

The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Section 3 - Securities and Trading Markets

Item 3.02.Unregistered Sales of Equity Securities.

As more fully described in Item 2.01 above, in connection with the Agreement we issued a total of 170,000,000 shares of our common stock to BioSafety and its designees.  Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance to BioSafety was conducted in reliance upon Regulation S of the Securities  Act of 1933, as amended and the rules and regulations promulgated  thereunder (the "Securities Act"), to an investor in an offshore  transactions  (as  defined  in  Rule  902  under  Regulation S of the Securities Act), based upon representations made by such investor.

Section 5 - Corporate Governance and Management

Item 5.01.     Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.06.Change in Shell Company Status.

Reference is made to the License transaction under the Agreement, as described in Item 2.01, which is incorporated herein by reference. The Company ceased being a shell company as of the closing of the Transaction on August 19, 2013.

Section 9 - Financial Statements and Exhibits

Item 9.01.Financial Statements and Exhibits.

             (c)              Audited financial statements of the Company for the years ended October 31, 2012 and 2011. (Incorporated by reference from Form 10-K, as filed with the SEC on February 14, 2013.)

                                Unaudited financial statements of the Company for the fiscal quarters ended April 30, 2013 and 2012. (Incorporated by reference from Form 10-Q, as filed with the SEC on July 17, 2013.)

(d)Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference to our Quarterly Report on Form 10-Q, filed July 17, 2013)
3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 dated December 16, 2010)
10.1	Technology License Agreement dated August 19, 2013*
10.2	Consulting Agreement with Edward Denkiewicz dated August 13, 2013 (incorporated by reference to our Current Report on Form 8-K, filed August 19, 2013)
21	List of Subsidiaries – None.
23	Consent of Independent Auditors re financial statements incorporated by reference.
99.1	Unaudited Pro-Forma Balance Sheet*
______________
*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESS VENTURES, INC. a Nevada corporation

Dated: August 23, 2013
By: /s/ Edward Denkiewicz
Edward Denkiewicz
Principal Executive Officer
Principal Financial Officer and Director